                                                                   EXHIBIT 10.35

                    [National Bank of Canada Letterhead]

                                                            Writer's Direct Line
                                                                  (403) 294-4994



July 15, 1999




Neutrino Resources Inc.                      Southern Mineral Corporation
#1400, 300 - 5th Avenue SW                   1201 Louisiana
Calgary, Alberta                             Suite 3350
T2P 3C4                                      Houston, Texas 77002-5609


ATTENTION:  MR. RANDY DENECKY                ATTENTION:  MR. MICHAEL LUTTRELL
            CONTROLLER                                   VICE PRESIDENT, FINANCE


Dear Sir:

RE:  CREDIT FACILITIES - NATIONAL BANK OF CANADA/NEUTRINO RESOURCES INC.

We wish to advise that National Bank of Canada has approved the following revised Credit Facilities for Neutrino Resources Inc., subject to the terms and conditions set out herein. This Offering Letter contains all of the terms and conditions pertaining to the availability of Credit Facilities from National Bank of Canada and as a result it amends, incorporates, and restates the terms and conditions of all existing and new commitments.

BORROWER:           NEUTRINO RESOURCES INC. (the "Borrower").

LENDER:             NATIONAL BANK OF CANADA (the "Bank").


CREDIT FACILITY A:  REVOLVING REDUCING DEMAND LOAN (the "Credit Facility A").

MAXIMUM AMOUNT:     $30,500,000.  Sublimit of $5,000,000 for Letters of Credit
                    and/or Letters of Guarantee ("L/C/Gs").

PURPOSE:            General corporate purposes including capital expenditures.

AVAILABILITY:       Canadian dollars.  Reducing $500,000/month commencing August
                    28, 1999. Revolving in multiples of $100,000.

                    L/C/Gs (maximum term one year).

REPAYMENT:          Interest only, but always subject to Availability and the
                    Bank's right of demand.

INTEREST RATE:      The Borrower shall pay interest calculated daily and payable monthly, not in advance, on the principal amount of the
                    Credit Facility A and on overdue interest, if any,
                    outstanding from time to time, at a rate per annum equal to the Prime Rate as designated from time to time by the Bank plus one percent (Prime + 1% p.a.). Interest
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Neutrino Resources Inc.
RE: Offering Letter
July 15, 1999                                                            Page 2
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                    at the aforesaid rate shall be due and payable on the 26th day of each and every month until all amounts owing to the Bank are paid in full. Interest shall be paid via automatic debit to the Borrower's account at the Calgary Branch of the Bank.

                    As of this date, the Bank's Prime Rate is 6 1/4% per annum.

DRAWDOWN,
NOTIFICATION,
AND CONVERSION:     Canadian Dollar Advances
                    As required.

STANDBY FEE:        One-eighth percent per annum (1/8% p.a.) on the undrawn
                    portion of the Credit Facility A, payable monthly.

L/C/Gs FEE:         One and one-quarter percent per annum (1 1/4% p.a.) of the issue amount, payable at issue. The fee is to be based on the number of days the L/C/G is to be outstanding with any portion of 31 days to be considered a complete month.

EVIDENCE OF DEBT:   Revolving Demand Credit Agreement and/or the records of the
                    Bank.


CREDIT FACILITY B:  TREASURY RISK LINE (the "Credit Facility B").

MAXIMUM AMOUNT:     $1,500,000 (Notional Risk Content).

PURPOSE:            For interest rate and foreign exchange risk management.

AVAILABILITY:       Various risk management products, including swaps and
                    forwards. Maximum term 36 months, subject to Bank availability. Further utilization at the discretion of the Bank.

REPAYMENT:          Settlement as per contract maturities, payable from
                    corporate cashflow.

EVIDENCE OF DEBT:   Executed Treasury contracts and/or ISDA Master Agreement
                    with appropriate annexes and/or the records of the Bank.


                    FOR ALL CREDIT FACILITIES

RENEWAL FEE:        $30,000. $15,000 payable upon provision of this Offering
                    Letter and $15,000 due and payable upon Interim Review. This fee includes the Bank's engineering expenses incurred for this review.

SECURITY:           The following security shall be completed, duly executed,
                    delivered and registered, where necessary, to the entire
                    satisfaction of the Bank and its counsel. All present and
                    future security (the "Security") and the terms thereof shall be held by the Bank as Security for the repayment of all
                    loans and advances made hereunder and for other loans and
                    advances that may be made from time to time in the future
                    whether hereunder or otherwise.
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Neutrino Resources Inc.
RE: Offering Letter
July 15, 1999                                                            Page 3
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                    HELD:
                    1.  Accepted Offering Letter dated June 25, 1998.

                    2.  General Assignment of Book Debts.

                    3. $2,500,000 Debenture with floating charge over all assets of the Borrower with fixed charges over the major producing petroleum properties of the Borrower.

                    4. $5,000,000 Supplemental Debenture with a floating charge over all assets of the Borrower with fixed charges over additional major producing petroleum properties of the Borrower.

                    5. $15,000,000 Supplemental Debenture with a floating charge over all assets of the Borrower with additional fixed charges over major producing petroleum properties acquired from Cody Energy Canada.

                    6. $50,000,000 Debenture with a floating charge over all assets of the Borrower with fixed charges over the major producing petroleum properties of the Borrower.

                    7. Evidence of Insurance coverage in accordance with industry standards, with the Bank shown as first loss payee.

                    8. Appropriate title representation (Title Opinion and/or Officer's Certificate as to Title) satisfactory to the Bank and its counsel, including a schedule of major producing petroleum properties described by lease (type, date, term, parties), legal description (wells and spacing units), interest (W.I. or other APO/BPO interests), overrides (APO/BPO), gross overrides, and other liens, encumbrances, and overrides.

                    9. Assignment of revenues and monies under material contracts, as applicable.

                    10. Legal Opinion of the Bank's counsel.

                    The Security shall be registered in the Provinces of Alberta and Saskatchewan.

                    TO BE OBTAINED
                    1.  Accepted Offering Letter dated July 15, 1999.

                    2. Such other security, documents, and agreements that the Bank or its legal counsel may reasonably request.


REPRESENTATIONS
AND WARRANTIES:     The Borrower represents and warrants to the Bank that:

                    1. It has been duly incorporated and is in good standing under the legislation governing it, and it has the powers, permits, and licenses required to operate its business or enterprise and to own, manage, and administer its property;
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Neutrino Resources Inc.
RE: Offering Letter
July 15, 1999                                                             Page 4
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                    2.  This Offering Letter constitutes, and the Security and related agreements will constitute, legal, valid, and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and to the availability of equitable remedies;

                    3. The Borrower has the right to pledge, charge, mortgage, or lien its assets in accordance with the Security contemplated by this Agreement;

                    4. The Borrower is presently in good standing under, and shall duly perform and observe, all material terms of all documents, agreements, and instruments affecting or relating to the petroleum assets of the Borrower;

                    5. There has been no adverse material change in the financial position of the Borrower since the date of its most recent financial statements dated May 31, 1999 which were furnished to the Bank. Such financial statements fairly present the financial position of the Borrower at the date that they were drawn up. The Borrower does not foresee incurring any major liability which it has not already disclosed to the Bank;

                    6. It is not involved in any dispute or legal proceedings likely to materially affect its financial position or its capacity to operate its business; and

                    7. It is not in default under the contracts to which it is a party or under the applicable legislation and regulations governing the operation of its business or its property, including, without limitation, all Environmental Requirements subsequently stated in Environmental Obligations.

CONDITIONS
PRECEDENT:          Prior to additional advances under the Credit Facilities,
                    the Borrower shall have provided to the Bank:

                    1. A Revolving Demand Credit Agreement in the face amount of $30,500,000 duly executed and delivered to the Bank by the Borrower.

                    2. All Security, denoted in the Security To Be Obtained section, shall be duly completed, authorized, executed, and delivered by the Borrower to the satisfaction of the Bank and its counsel and registered where applicable.

REPORTING
REQUIREMENTS:       The Borrower shall submit to the Bank:

                    1. Monthly production and revenue reports within 60 calendar days of each month end;

                    2. Quarterly unaudited financial statements within 60 calendar days of each fiscal quarter end;
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Neutrino Resources Inc.
RE: Offering Letter
July 15, 1999                                                             Page 5
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                    3.  Quarterly compliance certificate (in the form attached)
                        within 60 calender days of each fiscal quarter end;

                    4. Annual audited consolidated financial statements within 120 calendar days of each fiscal year end;

                    5. Annual independent engineering report on the petroleum properties of the Borrower within 120 calendar days of each fiscal year end, prepared by a firm acceptable to the Bank; and

                    6.  Any other information the Bank may reasonably require.

AFFIRMATIVE
COVENANTS:          The Borrower shall:

                    1. Carry on business and operate its petroleum properties in accordance with good practices consistent with accepted industry standards and pursuant to applicable agreements, regulations, and laws;

                    2. Maintain corporate existence and comply with all applicable laws;

                    3. Comply with all regulatory bodies and provisions regarding environmental procedures and controls;

                    4. Upon reasonable notice, allow the Bank access to visit and inspect the Borrower's assets;

                    5. Maintain adequate and appropriate insurance on the Borrower's assets including protection against public liability, blow-outs, and "all-risk" perils;

                    6. Inform the Bank of any event or action which would have a material adverse impact on the Borrower's operational or financial affairs, including but not limited to the sale of assets, guarantees, funded debt from other lenders, or alteration of type of business;

                    7. Keep and maintain books of account and other accounting records in accordance with generally accepted accounting principles; and

                    8. Maintain a Working Capital deficit of less than $1,500,000 until Interim Review, thereafter maintain a Working Capital Ratio of not less than 1:1 at all times. The Working Capital Ratio shall be defined as Current Assets (including unused availability under the Credit Facility A) to Current Liabilities (excluding any current portion of Long Term Debt).

NEGATIVE
COVENANTS:          The Borrower shall not without the prior approval of the
                    Bank, not to be unreasonably withheld:

                    1.  Allow a change in control;
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RE: Offering Letter
July 15, 1999                                                             Page 6
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                    2.  Merge, amalgamate, or consolidate;

                    3. Reduce or distribute capital or pay dividends or redeem or repurchase common or preferred shares, or pay management fees or other remuneration to Southern Mineral Corporation ("SMC") or SMC's other subsidiaries;

                    4. Incur further secured indebtedness, pledge or encumber assets, or guarantee the obligations of others;

                    5.  Make loans or investments to subsidiaries or affiliates;

                    6. Sell or dispose of any assets subject to the Bank's Security in the aggregate of greater than $100,000 annually. This shall include sale/leaseback transactions on facilities; or

                    7. Hedge or contract crude oil, natural gas liquids, or natural gas, on a fixed price basis, exceeding 50% of actual production volumes.

ENVIRONMENTAL
OBLIGATIONS:        1.  The Borrower shall comply with the requirements of all legislative and regulatory environmental provisions
                        ("The Environmental Requirements") and shall at all times maintain the authorizations, permits, and certificates required under these provisions.

                    2. The Borrower shall immediately notify the Bank in the event a contaminant spill or emission occurs or is discovered with respect to its property, operations, or those of any neighbouring property. In addition, it shall report to the Bank forthwith any notice, order, decree, or fine that it may receive or be ordered to pay with respect to the Environmental Requirements relating to its business or property.

                    3. At the request of and in accordance with the conditions set forth by the Bank, the Borrower shall, at its own cost, provide any information or document which the Bank may require with respect to its environmental situation, including any study or report prepared by a firm acceptable to the Bank. In the event that such studies or reports reveal that any Environmental Requirements are not being respected, the Borrower shall effect the necessary work to ensure that its business and property comply with the Environmental Requirements within a period acceptable to the Bank.

                    4. The Borrower undertakes to indemnify the Bank for any damage which the Bank may suffer or any liability which it may incur as a result of any non-compliance with Environmental Requirements.

                    5. The provisions, undertakings, and indemnification set out in this section shall survive the satisfaction and release of the Security and payment and satisfaction of the indebtedness and liability of the Borrower to the Bank pursuant to the terms hereof.
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Neutrino Resources Inc.
RE: Offering Letter
July 15, 1999                                                             Page 7
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EVENTS OF DEFAULT:  Notwithstanding that the Credit Facilities are on a demand basis, and without prejudice to the Bank's rights thereby the following shall be considered Events of Default, upon the occurrence of which the Bank may choose, in its sole discretion, to cancel all credit availability and to demand repayment of the Credit Facilities in full, together with outstanding accrued interest and, without prejudice to the Bank's other rights and remedies, the Bank's Security shall become enforceable.

                    1.  Default in payment of principal or interest when due.

                    2. Any material Representation or Warranty which proves to be untrue.

                    3. Failure to observe or comply with any Affirmative or Negative Covenant, condition, or term as outlined herein, or in any Security document or underlying agreements delivered pursuant hereto and following notice from the Bank of such failure, this default remains unrectified for a period of 30 days.

                    4. In the opinion of the Bank, acting reasonably, a material adverse change in the financial condition of the Borrower or to the operation of the Borrower's assets has occurred.

                    5. If a petition is filed, an order is made or a resolution passed, or any other proceeding is taken for the winding up, dissolution, or liquidation of the Borrower.

                    6. If proceedings are taken to enforce any encumbrance on the assets of the Borrower having a value in the aggregate greater than $100,000, excepting as long as such proceedings are being contested in good faith by the Borrower and security satisfactory to the Bank has been provided to the Bank.

                    7. If the Borrower ceases or threatens to cease to carry on its business, or if proceedings are commenced for the suspension of the business of the company, or if any proceedings are commenced under the Companies Creditors Arrangements Act or under the Bankruptcy and Insolvency Act (including filing a proposal or notice of intention), or if the Borrower commits or threatens to commit an act of bankruptcy, or if the Borrower becomes insolvent or bankrupt or makes an authorized assignment pursuant to the Bankruptcy and Insolvency Act, or a bankruptcy petition is filed by or presented against the Borrower.

                    8. If proceedings are commenced to appoint a receiver, receiver/manager, or trustee in respect of the assets of the Borrower by a court or pursuant to any other agreement.

COSTS: All reasonable third party expenses incurred by the Bank in connection with the Credit Facilities are for the account of the Borrower including, but not limited to, legal fees (on a solicitor and own client basis) and future engineering fees.

CHANGE OF LAWS:     The Bank reserves the right to revise the conditions
                    contained herein upon 30 days prior notice, if and when any charges, levies, assessments, or other impositions whatsoever are imposed by a competent governmental authority with respect to the services offered herein.

CURRENT ACCOUNTS:   The Borrower maintain its current accounts at the Calgary
                    Branch of the Bank through which it shall conduct all of its banking activities.
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Neutrino Resources Inc.
RE: Offering Letter
July 15, 1999                                                             Page 8
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GENERAL:            Time is of the essence.

                    The Borrower shall do all things and execute all documents deemed necessary or appropriate by the Bank for the purposes of giving full force and effect to the terms, conditions, undertakings, and security granted or to be granted hereunder.

                    When a contradiction exists between the Security and this Offering Letter, this Offering Letter will be the operative document. Notwithstanding the foregoing, if there is any right or remedy of the Bank set out in any of the Security or any part of which is not set out or provided for in this Offering Letter, such additional right shall not constitute a conflict or inconsistency.

ACCOUNT DEBITS:     The Borrower hereby irrevocably authorizes the Bank to debit periodically or from time to time, any bank account it may maintain at the Bank in order to pay all or part of the amounts the Borrower may owe to the Bank hereunder.

PERSONAL PROPERTY
SECURITY ACT ("PPSA")
REQUIREMENTS:       The Borrower hereby waives the requirement for the Bank to provide copies of PPSA registrations, verification statements, or financing statements undertaken by the Bank.

                    The Borrower hereby agrees to provide to the Bank written notice of a change in name or address immediately.

ASSIGNMENT:         No rights or obligations of the Borrower hereunder and no
                    amount of the Credit Facilities may be transferred or assigned by the Borrower, any such transfer or assignment being null and void insofar as the Bank is concerned and rendering any balance then outstanding of the loan immediately due and payable at the option of the Bank and releasing the Bank from any and all obligations of making any further advances hereunder.

DEMAND: Notwithstanding any of the terms of this Offering Letter, all obligations of the Borrower hereunder are repayable to the Bank at any time upon its demand.

NO OBLIGATION:      Upon the Bank's demand for repayment or upon the occurrence of an Event of Default, the Bank shall have no obligation or liability to make further advances under the Credit
                    Facilities.

GOVERNING LAW:      This Offering Letter shall be construed and governed in
                    accordance with the laws of the Province of Alberta.

INTERIM REVIEW:     By September 30, 1999.

REVIEW DATE:        The Credit Facilities may be reviewed periodically by the
                    Bank, the next review being scheduled on or before April 30, 2000.

EXPIRY DATE:        This Offering Letter is open for acceptance until July 20,
                    1999 at which time it will expire unless extended by mutual consent.
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Neutrino Resources Inc.
RE: Offering Letter
July 15, 1999                                                             Page 9
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If the foregoing terms and conditions are acceptable, please sign both copies of this Offering Letter and return one copy to the Bank by the expiry date.

National Bank of Canada appreciates the opportunity of providing this Offering Letter to Neutrino Resources Inc. We look forward to our continuing and mutually beneficial relationship.


Yours truly,

NATIONAL BANK OF CANADA


/s/ Timothy D. Bacon                           /s/ Henry A. Dethmers
------------------------------                 -----------------------------
Timothy D. Bacon                               Henry A. Dethmers
Manager                                        Senior Manager
Corporate and Energy Group                     Corporate and Energy Group



AGREED AND ACCEPTED this 19th day of July, 1999.


NEUTRINO RESOURCES INC.


PER: /s/ Michael E. Luttrell                           (CORPORATE SEAL)
    -----------------------------
    Vice President Finance

PER:_____________________________
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Neutrino Resources Inc.
RE: Offering Letter
July 15, 1999                                                            Page 10
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                                   APPENDIX A
                                   ----------
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
ADMINISTRATION:     Corporate and Energy Group              Manager: Mr. Timothy D. Bacon
                    National Bank of Canada                 Telephone: (403) 294-4994
                    #600, 407 - 8/th/ Avenue SW             Facsimile: (403) 294-3078
                    Calgary, Alberta
                    T2P 1E5

                    BA Bookings;                            Team Manager: Ms. Leslie Stewart
                    Syndicate Administration;               Telephone: (403) 294-4978
                    Loan/Account Balances; General.         Facsimile: (403) 294-3078

                    Current Account Documents; L/C/Gs       Senior Clerk: Mrs. Donna Calafatis
                    MasterCard BusinessCard;                Telephone:  (403) 294-4992
                    Loan/Account Balances.                  Facsimile:  (403) 294-3078

BRANCH:             Calgary Branch                          Manager:   Mr. Darrell Stelmack
                    National Bank of Canada                 Telephone: (403) 294-4931
                    401 - 8/th/ Avenue SW                   Facsimile: (403) 294-4965
                    Calgary, Alberta
                    T2P 1E4

                    Current Account Documents;              Manager, Administration: Mrs. Dawne Raho
                    Safety Deposit Boxes; General           Telephone: (403) 294-4972
                    Foreign Exchange; Bank                  Facsimile: (403) 294-4965
                    Confirmations; Money Orders/Bank
                    Drafts; General.

                    Term Deposits; RRSPs; GICs;             Manager, Investments:  Ms. Diane Marx
                    Investment BAs.                         Telephone: (403) 294-4909
                                                            Facsimile: (403) 294-4965

OTHER:              Treasury & Financial Markets            Sales Representative: Ms. Dolsie Doodha
                    National Bank of Canada                 Telephone: 1-888-495-3146
                    150 York Street - 4th Floor             Facsimile: (416) 814-2920
                    Toronto, Ontario
                    M5M 3A9

                    International - Commercial Operations
                    National Bank of Canada                 Manager: Mr. Vaughn Wright
                    Suite 200 - 555 Burrard                 Telephone: 1-800-755-6935
                    Vancouver, British Columbia             Facsimile: (604) 661-5523
                    V7X 1M7

PAYROLL SERVICES:   Western Canada Region                   Sales Representative: Mr. Michael Kushner
                    National Bank of Canada                 Telephone: (403) 294-4963
                    #600, 407 - 8/th/ Avenue SW             Facsimile: (403) 294-4993
                    Calgary, Alberta
                    T2P 1E5
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